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                                                                      EXHIBIT 21

                          ChoicePoint Inc. Subsidiaries

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
Name of Subsidiary                                            Jurisdiction of Organization

Applied BioConcepts Inc.                                      Kansas

BTi Inc.                                                      Georgia

BTi Employee Screening Services, Inc.                         Texas

ChoicePoint Asset Company                                     Delaware

ChoicePoint Business and Government Services Inc.             Georgia

ChoicePoint Capital Corporation                               Delaware

ChoicePoint Direct Inc.                                       Illinois

ChoicePoint Health Systems Inc.                               Kansas

ChoicePoint Licensing Company                                 Delaware

ChoicePoint Public Records Inc.                               Georgia

ChoicePoint Services Inc.                                     Georgia

DataMart Processing Company                                   Georgia

EquiSearch Services Inc.                                      Georgia

Intellisys, Inc.                                              Georgia

I.R.S.C., Inc.                                                California

KnowX LLC                                                     Georgia

National Credit Audit Corporation                             Illinois

National Safety Alliance, Incorporated                        Tennessee

Optimum Graphics Printing, Inc.                               Illinois

Osborn Group Inc.                                             Delaware

Osborn Laboratories (Canada) Inc.                             Canada

Patlex Corporation                                            Pennsylvania

PRC Corporation                                               Georgia

Statewide Data Services, Inc.                                 Florida

WinShapes, Inc.                                               Washington
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